UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): August 14, 2013

                               PROMAP CORPORATION
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)

      Colorado                          None                     20-8096131
  ----------------------          -----------------          -----------------
(State or other jurisdiction    (Commission File No.)       (IRS Employer
  of incorporation)                                          Identification No.)

                         7750 N. Union Blvd., Suite 210
                           Colorado Springs, CO 80920
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          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (719) 590-1414

                          6855 S. Havana St., Suite 400
                              Centennial, CO 80112
            -------------------------------------------------------
          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
   230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
   240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange
   Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

     On August 14, 2013, pursuant to a Share Exchange Agreement (the "Agreement"), Promap Corporation (the "Company") acquired approximately 94% of the outstanding common stock of Advanced Cannabis Solutions, Inc. ("ACS") in exchange for 12,100,000 shares of the Company's common stock.

     In connection with the acquisition:

     o the Company caused 8,000,000 shares of its outstanding common stock to be cancelled;

     o Robert Frichtel was appointed as a director and the Principal Executive and Financial Officer of the Company;

     o    Roberto Lopesino was appointed Vice President of the Company; and

     o Steven Tedesco and Robert Carrington, Jr., resigned as officers and directors of the Company.

     As a result of the acquisition, ACS is the Corporation's wholly owned subsidiary and the former shareholders of ACS own approximately 88% of the Company's common stock. The Company plans to acquire the remaining outstanding shares of ACS at a later date.

     Unless otherwise indicated all references to the Company include the operations of the Company and ACS.

     ACS was incorporated in Colorado on June 5, 2013. As of the date of this report, ACS had not commenced operations.

     Information regarding Mr. Frichtel and Mr. Lopesino is shown below.

     Robert L. Frichtel, age 49 served as a managing partner of IBC Capital Group, a commercial real estate and finance company, since 2002. Between 1999 and 2001, Mr. Frichtel was the president and Chief Operating Officer of EOS Group, a division of Health Net, a NYSE listed healthcare company. Since 2001 Mr. Frichtel has consulted for numerous clients throughout the nation that are engaged in the medical marijuana business and has written articles for Bloomberg business regarding the cannabis industry. Mr. Frichtel received a Bachelor of Science degree in business administrative from Colorado State University in 1985.

     Roberto Lopesino, age 35, since March 2013, has operated a consulting business that studies and monitors the medical marijuana market in Colorado and consults to the industry on market pricing and trends. Since April 2011, Mr. Lopesino has operated a non-brokered commodities market for the commercial production of medical grade marijuana. Between August 2010 and March 2011, he was the owner and manager of North Boulder Wellness Center in Boulder, Colorado, a multi-site medical dispensary and producer of marijuana. Between November 2007

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and March 2010, Mr. Lopesino operated and managed a company specializing in deep powder snowcat and heli skiing in the San Juan mountain range of Colorado. In February 2006, Mr. Lopesino founded, and until December 2007 operated a multilingual title company specializing in real estate document preparation and closings. Mr. Lopesino studied engineering at Purdue University and the University of Colorado in Boulder.

     The following shows the amounts the Company expects to pay to its officers during the twelve months ending July 31, 2014 and the amount of time these persons expect to devote to the Company.

                                                            % of time
                                Projected                to be devoted to
       Name                    Compensation             Company's business
       ----                    ------------             ------------------

      Robert L. Frichtel         $108,000                      100%
      Roberto Lopesino           $108,000                      100%

     The Company's directors serve until the next annual meeting of the Company's shareholders and until their successors have been duly elected and qualified. The Company's officers serve at the discretion of the Company's directors. The Company does not compensate any person for acting as a director. The Company's current officers and directors were elected to their positions in June 2013.

Principal Shareholders

     The following table shows the ownership, as of the date of this report, of those persons owning beneficially 5% or more of the Company's common stock and the number and percentage of outstanding shares owned by each of the Company's directors and officers and by all officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment power over their shares of common stock.

      Name                        Shares Owned     % of Outstanding Shares
      ----                        ------------     -----------------------

      Robert L. Frichtel           1,000,000               7.2%

      Roberto Lopesino             1,150,000               8.3%

Proposed Business

     The Company plans to lease growing space and related facilities to licensed marijuana growers and dispensary owners for their operations. Additionally, the Company plans to provide a variety of services to the cannabis industry, including a medical marijuana research and new product development laboratory. The Company will not harvest, distribute or sell cannabis or any substances that violate United States law or the Controlled Substances Act, nor does it intend to do so in the future.

     The Company plans to acquire two properties for the initial phase of its business.

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     The first property is a 90 acre parcel of land near Pueblo,  Colorado.  The
Company estimates that the Pueblo property will cost approximately $3,000,000, with $1,300,000 payable at closing and $1,700,000 payable over a three-year period. If the Company is successful in acquiring the property, which is permitted for the legal growing of marijuana for medical purposes, the Company plans to spend approximately $1,800,000 for the construction of a facility which will be leased to medical marijuana growers. The proposed facility will include specialized equipment necessary to allow for the use of the facility by medical marijuana dispensaries. The facility will have indoor greenhouse growing facilities, as well as a research, testing and new product development laboratory. Tenants will pay rent and other fees to the Company for the use of the facility.

     The second property is a 9-acre parcel located in Boulder, Colorado. Improvements on the property consist of a 40,000 square foot greenhouse and a 2,000 square foot building, with 8 undeveloped acres. This property is presently leased until August, 2014 to a state licensed cannabis dispensary. If the Company is successful in acquiring this property, the Company is of the opinion that it can negotiate a new lease on the property which would provide for rental income of approximately $130,000 each month to the Company.

     The Boulder property will cost approximately $6,500,000, with $4,500,000 payable at closing and $2,000,000 payable over a three-year period.

     The Company refers to its proposed growing facilities as Cannabis Campuses. The Cannabis Campuses will offer dispensary owners the opportunity to grow marijuana in a controlled setting without the costs associated with the implementation of an expensive and difficult to manage growing facility.

     If successful, the Company plans to reproduce the Cannabis Campus concept in other locations in Colorado, as well as other states.

     There can be no assurance that the Company will be able to obtain the capital needed to purchase the properties.

Market Conditions

     In Colorado (with 5.1 million residents), the 2013 medical marijuana market, with approximately 500 licensed dispensaries and 110,000 legal medical users, is believed to be $200,000,000.

     While projections vary widely, many believe that when legalization occurs in 2014, the Colorado medical and recreational market combined will reach $600,000,000 (according to Colorado State University).

     In Colorado, the market will be expanded in January 2014 to include adult use, including visitors from other states. Voters in Washington state recently approved a ballot measure to legalize cannabis for adult use. Many experts

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predict  that other  states  will follow  Colorado  and  Washington  in enacting legislation or approving ballot measures that expand the permitted use of cannabis.

Government Regulation

     Marijuana is a Schedule-I controlled substance and is illegal under federal law. Even in those states in which the use of marijuana has been legalized, its use remains a violation of federal laws.

     As of July 31, 2013, 18 states and the District of Columbia allow its citizens to use Medical Marijuana. Additionally, voters in the states of Colorado and Washington approved ballot measures last November to legalize cannabis for adult use. The state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level. The Obama administration has effectively stated that it is not an efficient use of resources to direct law federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical marijuana. However, there is no guarantee that the administration will not change its stated policy regarding the low-priority enforcement of federal laws. Additionally, any new administration that follows could change this policy and decide to enforce the federal laws strongly. Any such change in the federal government's enforcement of current federal laws could cause significant financial damage to ACS and its shareholders. While ACS does not intend to harvest, distribute or sell cannabis, the Company may be irreparably harmed by a change in enforcement by the Federal of state governments.

General

     The Company is leasing this space for $1,000 per month until December 2015. The Company's offices are located at 7750 N. Union Blvd., Suite 210, Colorado Springs, Colorado 80920. The Company's telephone number is (719) 590-1414. The Company's fax number is (719) 590-4888.

     As of August 14, 2013 the Company did not have any full time employees.

     The Company plans to change its name to Advanced Cannabis Solutions, Inc.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

     See Item 1.01 of this report.

Item 3.02.  Unregistered Sale of Equity Securities.

     In connection with the issuance of the 13,650,000  shares described in Item
1.01 of this report, the Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933. The persons who acquired these shares were sophisticated investors and were provided full information regarding the Company's business and operations. There was no general solicitation in connection with the offer or sale of these securities. The persons who acquired

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these shares acquired them for their own accounts. The certificates representing these shares bear a restricted  legend providing that they cannot be sold except
pursuant  to  an  effective   registration   statement  or  an  exemption   from
registration. No commission was paid to any person in connection with the sale of these shares.

Item 5.01.  Change in Control of Registrant.

     See Item 1.01 of this report.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     See Item 1.01 of this report.

Item 9.01.  Financial Statements and Exhibits.

No.         Description

10          Share Exchange Agreement with
            Advanced Cannabis Solutions, Inc.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: August 15, 2013
                                        PROMAP CORPORATION


                                       By:/s/ Robert L. Fritchel
                                          --------------------------------
                                          Robert L. Frichtel, Chief Executive
                                             Officer





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